Exhibit 99.1

NASDAQ, INC. ANNOUNCES PROPOSED SENIOR NOTES OFFERING

NEW YORK, July 27, 2021 — Nasdaq, Inc. (the “Company”) (Nasdaq: NDAQ) today announced that it plans to offer, subject to market and other conditions, Euro-denominated senior notes (the “Offering”). The Company expects to use the net proceeds from the Offering, together with available cash balances, to refinance its existing 1.75% Senior Notes due 2023.

Morgan Stanley & Co. International plc, Merrill Lynch International, J.P. Morgan Securities plc, Goldman Sachs & Co. LLC and Skandinaviska Enskilda Banken AB (publ) will act as joint book-running managers for the Offering.

The Offering will be made pursuant to an effective shelf registration statement, previously filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”). Before investing, you should read the prospectus supplement and accompanying prospectus, as well as other documents the Company has filed with the SEC, for a more complete understanding of the Company and the Offering. These documents are available for free by visiting EDGAR on the SEC website at www.sec.gov.

Alternatively, copies may be obtained by contacting Morgan Stanley & Co. International plc at +1-866-718-1649; Merrill Lynch International toll free at +1-800-294-1322; J.P. Morgan Securities plc at 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, Facsimile: +44 20 3493 0682, Attention: Head of Debt Syndicate and Head of EMEA Debt Capital Markets Group, +44-207-134-2468; Goldman Sachs & Co. LLC at Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing Prospectus-ny@ny.email.gs.com; or Skandinaviska Enskilda Banken AB (publ) at +46-8506-23221.

This press release is for informational purposes only and shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

MiFID II/UK MiFIR professionals/ECPs-only / No PRIIPs KID – Manufacturer target market (MiFID II and UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as not available to retail in the European Economic Area or the United Kingdom

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the Offering, the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company’s control. These factors include, but are not limited to, the Company’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, the impact of the COVID-19 pandemic on our business, operations, results of operations, financial condition, workforce or the operations or decisions of our customers, suppliers or business partners, and other factors detailed in the Company’s filings with the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q which are available on the Company’s investor relations website at http://ir.nasdaq.com and the SEC’s website at www.sec.gov. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ABOUT NASDAQ

Nasdaq (Nasdaq: NDAQ) is a global technology company serving the capital markets and other industries. Its diverse offering of data, analytics, software and services enables clients to optimize and execute their business vision with confidence.

Nasdaq Media Relations Contact:

Will Briganti

+1.646.964.8169

William.Briganti@nasdaq.com

Nasdaq Investor Relations Contact:

Ed Ditmire, CFA

+1.212.401.8737

Ed.Ditmire@nasdaq.com

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